Exhibit 23.1

101 Larkspur Landing Circle Suite 321 Larkspur, California 94939

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Jaguar Health, Inc.’s Registrations Statements as follows:

1.	Registration Statements on Form S-1 (File Nos. 333-236016, 333-232082, 333-231399, 333-232078, 333-232715, 333-233989 and No. 333-237587); and
2.	Registration Statements on Form S-3 (File Nos. 333-238992, 333-248763, 333-220236, 333-255154, 333-256634 and 333-261283); and
3.	Registration Statements on Form S-8 (File Nos. 333-204280, 333-215303, 333-219939, 333-225057, 333-237816, 333-256626, 333-256629, 333-264274, 333-264276).

of our report dated March 24, 2023, with respect to our audit of the consolidated financial statements of Jaguar Health, Inc., as of December 31, 2022 and 2021 for each of the years in the two-year period ended December 31, 2022, which report is included in this Annual Report on Form 10-K of Jaguar Health, Inc., for the year ended December 31, 2022.

/s/ RBSM LLP

RBSM LLP

Larkspur, California

March 24, 2023

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